EXHIBIT 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080 Fax (248) 281-0940 30600 Telegraph Road, Suite 2175 Bingham Farms, MI 48025-4586 www.sucpas.com

February 22, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Streamtrack, Inc.
Santa Barbara, California

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to incorporation by reference in the Form S-8, Registration Report under the Securities Act of 1933, filed by Streamtrack, Inc. of our report dated November 26, 2013, relating to the financial statements of Streamtrack, Inc. as of and for the years ending August 31, 2013 and 2012.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC